 Exhibit 99.1

Press Release #2001014	FOR IMMEDIATE RELEASE	August 12, 2010

Final Prospectus Filing and Canadian National Stock Exchange Listing Application Approval

Vancouver, BC—Enertopia Corporation (ENRT) (the "Company" or "Enertopia") is pleased to announce that effective at the open of market tomorrow, August 13, 2010, the Company’s shares will begin trading on the Canadian National Stock Exchange (“CNSX”) under the trading symbol TOP. The shares will be quoted on the CNSX in Canadian currency. Enertopia shares will also continue to trade on the OTCBB under the trading symbol ENRT, in US currency.

Company information including Bid and Ask prices will be available on the CNSX website at www.cnsx.ca

Enertopia has filed a non-offering prospectus dated July 31, 2010 (the “Prospectus”) with the British Columbia Securities Commission as part of the listing process for the CNSX. The Company is pleased to announce that the Final Prospectus was receipted by the British Columbia Securities Commission on August 3, 2010.

The Company believes its new national stock exchange listing will provide better opportunities for Canadian investors to invest in Enertopia. This now gives Canadian investors the ability to use their Registered Retirement Savings Accounts or Tax Free Savings Accounts to purchase Enertopia stock. Any investor requiring that Enertopia shares be listed on a bona fide national stock exchange may now be able to invest in the Company.

The Company thanks its shareholders for their continued support.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.717.0977

   Media Contact:
   Pat Beechinor, Media Relations, Enertopia Corporation
   403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements include but are not limited to, that a new stock exchange listing on the Canadian National Stock Exchange could lead to any new or additional investment in or trading of Enertopia shares.Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company.